Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

First Franklin Mortgage Loan Trust
2006-FF8

Marketing Materials

$826,799,000 (Approximate)

Financial Asset Securities Corp.
Depositor

National City Home Loan Services, Inc.
Servicer

First Franklin Financial Corporation
Originator

Lead Underwriter

This information is furnished to you solely by Greenwich Capital Markets, Inc. and not by the Issuer of the securities or any of its affiliates. Greenwich Capital Markets, Inc. is acting as Underwriter and not acting as Agent for the Issuer or its affiliates in connection with the proposed transaction.

This Preliminary Structural Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior information term sheet for this transaction. In addition, the information contained herein may be superseded by information contained in term sheets circulated after the date hereof and is qualified in its entirety by information contained in the Prospectus and Prospectus Supplement for this transaction. An offering may be made only through the delivery of the Prospectus and Prospectus Supplement.

These Computational Materials should be accompanied by a one page disclaimer which must be read in its entirety by the addressee of this communication. If such disclaimer is not attached hereto, please contact your sales representative.

FOR ADDITIONAL INFORMATION PLEASE CALL:

RBS Greenwich Capital

Asset-Backed Finance

Patrick Leo	(203) 618-2952
Greg McSweeeney	(203) 618-2429

Trading

Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160
Frank Skibo	(203) 625-6160

Rating Agencies

Moody’s
Kruti Muni	(201) 915-8733
S&P
John Sang	(212) 438-6058
DBRS
Mark Zelmanovich	(212) 806-3260

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: June 1, 2006

$826,799,000 (Approximate)
First Franklin Mortgage Loan Trust 2006-FF8
Asset-Backed Certificates, Series 2006-FF8

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Certificate
Class(1,2,3)	Amount ($)	Call/Mat(4)	Call/Mat(4)	Moody’s/S&P/DBRS	Distribution Date	Type
I-A1	$241,515,000	Not Offered Hereby	[Aaa/AAA/AAA]	July 2036	Floating Rate Senior
II-A1	$194,697,000	1.00 / 1.00	1-21 / 1-21	[Aaa/AAA/AAA]	July 2036	Floating Rate Senior
II-A2	$99,323,000	2.00 / 2.00	21-27 / 21-27	[Aaa/AAA/AAA]	July 2036	Floating Rate Senior
II-A3	$96,700,000	3.43 / 3.43	27-72 / 27-72	[Aaa/AAA/AAA]	July 2036	Floating Rate Senior
II-A4	$30,545,000	6.15 / 8.40	72-74 / 72-166	[Aaa/AAA/AAA]	July 2036	Floating Rate Senior
M-1	$31,881,000	3.68 / 3.68	41-47 / 41-47	[Aa1/AA+/AA(high)]	July 2036	Floating Rate Subordinate
M-2	$28,525,000	4.55 / 4.55	47-71 / 47-71	[Aa2/AA+/AA(high)]	July 2036	Floating Rate Subordinate
M-3	$17,199,000	6.14 / 8.17	71-74 / 71-151	[Aa3/AA+/AA(high)]	July 2036	Floating Rate Subordinate
M-4	$15,521,000	4.38 / 4.79	40-74 / 40-124	[A1/AA/AA]	July 2036	Floating Rate Subordinate
M-5	$14,682,000	4.35 / 4.73	40-74 / 40-118	[A2/AA/AA]	July 2036	Floating Rate Subordinate
M-6	$13,843,000	4.32 / 4.66	39-74 / 39-112	[A3/A+/A(high)]	July 2036	Floating Rate Subordinate
M-7	$11,745,000	4.30 / 4.60	38-74 / 38-104	[Baa1/A/A]	July 2036	Floating Rate Subordinate
M-8	$10,907,000	4.29 / 4.51	38-74 / 38-96	[Baa2/A-/A(low)]	July 2036	Floating Rate Subordinate
M-9	$5,873,000	4.29 / 4.43	37-74 / 37-87	[Baa3/BBB/BBB]	July 2036	Floating Rate Subordinate
M-10	$8,390,000	4.24 / 4.27	37-74 / 37-81	[Ba1/BBB-/BBB]	July 2036	Floating Rate Subordinate
M-11	$5,453,000	4.03 / 4.03	37-68 / 37-68	[NR/BBB-/BBB(low)]	July 2036	Floating Rate Subordinate
M-12(5)	$4,614,000	Privately Offered Certificates	[NR/BB+/BB(high)]	July 2036	Floating Rate Subordinate
Total:	$831,413,000

(1)
The Class I-A1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The principal balance of each class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)
The Class I-A1, Class II-A1, Class II-A2, Class II-A3, Class II-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates are priced to call. The margin on the Class I-A1, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will double on the first Distribution Date after the Optional Termination Date may first be exercised. The margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates will be equal to 1.5x the original margin on the first Distribution Date after the Optional Termination may first be exercised.

(3)	See “Net WAC Rate” herein.
(4)	See “Pricing Prepayment Speed” herein.
(5)
The Class M-12 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers. The Class M-12 Certificates are described herein because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

Depositor:	Financial Asset Securities Corp.

Servicer:	National City Home Loan Services, Inc.

Lead Underwriter:	Greenwich Capital Markets, Inc.

Co-Underwriters:	Sandler O’Neill & Partners LLP, Morgan Keegan & Company, Inc. and National City Investments.

Trustee and Swap
Administrator:	Deutsche Bank National Trust Company.

Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Swap Provider:	TBD.

Interest Rate Cap Provider:	TBD.

Basis Risk Cap Provider:	TBD.

Originator:	First Franklin (“First Franklin”), a division of National City Bank of Indiana.

Offered Certificates:
The Class I-A1 Certificates (the “Group I Certificates”) and the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates (together, the “Group II Certificates,” and collectively with the Group I Certificates, the “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates (together, the “Class M Certificates”). The Class A Certificates and the Class M Certificates (other than the Class M-12 Certificates) are referred to herein as the “Offered Certificates.” The Class M-12 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers. The Class A Certificates and Class M Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	The close of business on June 1, 2006.

Expected Pricing Date:	On or about the week of June [5], 2006.

Expected Closing Date:	On or about June 29, 2006.

Expected Settlement Date:	On or about June 29, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in July 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Representations and
Warranties:	The Seller and/or the Originator will make certain representations and warranties with respect to the Mortgage Loans as of the Closing Date, including, but not limited to, the following:

(i) All Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws; and
(ii) no Mortgage Loan is a High Cost Loan or a Covered Loan, as applicable (as such terms are defined in Standard & Poor’s LEVELS Version 5.6 Glossary Revised, Appendix E).

ERISA Eligibility:
The Class A Certificates may be purchased by ERISA plans after termination of the supplemental interest trust.  Prior to termination of the supplemental interest trust, ERISA plans may purchase the Class A Certificates if they meet the requirements of an investor based class exemption.  Other certificates may be purchased by ERISA plans investing through certain insurance company general accounts.

SMMEA Eligibility:	The Class A, Class M-1 and Class M-2 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	100% PPC (100% PPC: 4.6% - 23% CPR over 12 months, 23% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2% - 30% CPR over 12 months, remain constant at 30% CPR until month 23, increase to 60% CPR from month 24 until month 27, decrease to 35% CPR in month 28 and remain constant at 35% CPR thereafter)

Provided, however, the prepayment rate will not exceed 90% CPR in any period under any scenario.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $838,963,358, of which: (i) approximately $305,715,818 consisted of a pool of conforming balance fixed-rate and adjustable-rate, first-lien, fully amortizing and balloon mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $533,247,539 consisted of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate, first-lien, fully amortizing and balloon mortgage loans (the “Group II Mortgage Loans” together with the Group I Mortgage Loans, the “Mortgage Loans”).

With respect to approximately 50.91% of the Mortgage Loans, First Franklin also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

On or prior to the Closing Date, it is expected that certain of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

On the Closing Date, there may be up to 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date that are 30 days or more delinquent.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Pass-Through Rate:	The “Pass-Through Rate” for each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Net WAC Rate:
The “Net WAC Rate” for any Distribution Date, will be equal to the annual rate equal to the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in the prior calendar month less a percentage, the numerator of which is the product of twelve and an amount equal to the net swap payment and swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month and (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period.

Maximum Cap:
The “Maximum Cap” on each Class of Certificates will be the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus a fraction expressed as a percentage, the numerator of which is the product of twelve and an amount equal to the Net Swap Payment received by the trust from the Swap Provider and the Basis Risk Cap Agreement and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate
Carryover Amount:
If, on any Distribution Date, the related Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the Formula Rate over (b) the amount of interest accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Interest Rate Swap Agreement:
On the Closing Date, the Trustee will enter into an Interest Rate Swap Agreement with notional amounts as shown in the Swap Schedule herein. Under the Interest Rate Swap Agreement, the Trust will be obligated to pay an amount equal to [5.390]% per annum on the notional amount as set forth in the Interest Rate Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Interest Rate Swap Agreement from the Swap Provider (on an actual/360 basis), until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that a Swap Termination Payment is paid to the Trust and a new successor swap provider is not found, such amount will remain in a reserve fund and only the Net Swap Payment that would normally be paid to the trust (assuming no Swap Termination Payment is made) is distributed through the swap waterfall. In the event that the Trust is required to make a Swap Termination Payment, such payment generally will be paid prior to distributions to Certificateholders.

Interest Rate Cap
Agreement:
On the Closing Date, the Trust will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.000% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (ii) the excess, if any, of the outstanding balance of the Offered Certificates, for such distribution date, over the notional amount as set forth in the Interest Rate Swap Agreement, for such distribution date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate after the Distribution Date in February 2011.

Basis Risk Cap Agreement:
On the Closing Date, the Trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate after the Distribution Date in May 2007.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) Overcollateralization Amount; and
3) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Class A, Class M and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build the Overcollateralization Amount until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 0.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 1.80% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Class A Certificates has been reduced to zero and
(ii) the later to occur of
(x) the Distribution Date occurring in July 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 42.00%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger
Event:	A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds [38.10]% of the current Credit Enhancement Percentage.

Loss Trigger Event:
A “Loss Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if the cumulative realized losses on the Mortgage Loans as a percentage of the principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
July 2008 to June 2009	[1.40]% initially, plus 1/12th of [1.75]% for each month thereafter
July 2009 to June 2010	[3.15]% initially, plus 1/12th of [1.75]% for each month thereafter
July 2010 to June 2011	[4.90]% initially, plus 1/12th of [1.45]% for each month thereafter
July 2011 to June 2012	[6.35]% initially, plus 1/12th of [0.40]% for each month thereafter
July 2012 and thereafter	[6.75]%

Trigger Event:	A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Expected Credit Support
Percentages:
	Rating (M/S/D)	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	[Aaa/AAA/AAA]	21.00%	42.00%
Class M-1	[Aa1/AA+/AA(high)]	17.20%	34.40%
Class M-2	[Aa2/AA+/AA(high)]	13.80%	27.60%
Class M-3	[Aa3/AA+/AA(high)]	11.75%	23.50%
Class M-4	[A1/AA/AA]	9.90%	19.80%
Class M-5	[A2/AA/AA]	8.15%	16.30%
Class M-6	[A3/A+/A(high)]	6.50%	13.00%
Class M-7	[Baa1/A/A]	5.10%	10.20%
Class M-8	[Baa2/A-/A(low)]	3.80%	7.60%
Class M-9	[Baa3/BBB/BBB]	3.10%	6.20%
Class M-10	[Ba1/BBB-/BBB]	2.10%	4.20%
Class M-11	[NR/BBB-/BBB(low)]	1.45%	2.90%
Class M-12	[NR/BB+/BB(high)]	0.90%	1.80%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first, by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-12 Certificates, second to the Class M-11 Certificates, third to the Class M-10 Certificates, fourth to the Class M-9 Certificates, fifth to the Class M-8 Certificates, sixth to the Class M-7 Certificates, seventh to the Class M-6 Certificates, eighth to the Class M-5 Certificates, ninth to the Class M-4 Certificates, tenth to the Class M-3 Certificates and eleventh to the Class M-2 Certificates, twelfth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider and the remainder will be distributed as follows:

1)  Interest funds, as follows: first, monthly interest plus any previously unpaid interest to the Class A Certificates, generally from the related loan group, second, monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 Certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates, tenth, monthly interest to the Class M-9 Certificates, eleventh, monthly interest to the Class M-10 Certificates and twelfth, monthly interest to the Class M-11 Certificates, and fourteenth, monthly interest to the Class M-12 Certificates.

2)  Principal funds, as described under "Principal Paydown."

3) Excess Cashflow as follows: as principal to the Class A, Class M and Class B Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below.

4) Any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, and then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M-11 Certificates, and then any unpaid applied Realized Loss amount to the Class M-11 Certificates then any previously unpaid interest to the Class M-12 Certificates and then any unpaid applied Realized Loss amount to the Class M-12 Certificates.

5) Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Interest Rate Swap Agreement.

6) Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement).

Principal Paydown:
Principal will be distributed to the Class I-A1 Certificates from principal received on the Group I Mortgage Loans and the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, sequentially, from principal received from the Group II Mortgage Loans, in each case, until the certificate principal balance thereof has been reduced to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Class A Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Class A Certificates have been retired, principal will be applied sequentially in the following order of priority: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates, 10) Class M-10 Certificates, 11) the Class M-11 Certificates and 13) Class M-12 Certificates.

On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Class A Certificates, generally pro rata based on the principal collected in the related loan group, such that the Class A Certificates will have at least 42.00% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates in the aggregate will have at least 23.50% credit enhancement, third, to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 19.80% credit enhancement, fourth, to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 16.30% credit enhancement, fifth, to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 13.00% credit enhancement, sixth, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 10.20% credit enhancement, seventh, to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 7.60% credit enhancement, eighth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 6.20% credit enhancement, ninth, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 4.20% credit enhancement, tenth, to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 2.90% credit enhancement and eleventh, to the Class M-12 Certificates such that the Class M-12 Certificates will have at least 1.80% credit enhancement (subject, in the case of the most subordinate certificate outstanding).

Swap Account:
Funds deposited into the Swap Account on a Distribution Date will include:

(i)  the net swap payments owed to the Swap Provider for such Distribution Date.
(ii)  any net swap payments received from the Swap Provider for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Interest Rate Swap Agreement shall be distributed from the Swap Account as follows:
(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;
(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement;
(iii)  to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iv)  to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;
(v)  to the Class A Certificates and the Mezzanine Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(vi)  to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts;
(vii)  an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates.

Interest Rate Cap Agreement
Account:
Funds deposited into the Interest Rate Cap Agreement Account on a Distribution Date will include:

(i)  the payments received by the Cap Provider for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow and funds deposited into the Swap Account, payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:
(i)  to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(ii)  to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;
(iii)  to the Class A Certificates and the Mezzanine Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iv)  to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates.

Total Mortgage Loans
As of the Statistical Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$838,963,358	$24,976	$1,454,786
Average Scheduled Principal Balance	$184,509
Number of Mortgage Loans	4,547

Weighted Average Gross Coupon	7.950%	4.999%	12.000%
Weighted Average FICO Score	650	540	821
Weighted Average Original LTV	82.17%	6.29%	103.00%
Weighted Average Debt-to-Income	43.26%	1.00%	57.00%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	174 months	360 months
Weighted Average Seasoning	1 months	0 months	12 months

Weighted Average Gross Margin	5.593%	3.000%	7.875%
Weighted Average Minimum Interest Rate	7.948%	5.250%	12.000%
Weighted Average Maximum Interest Rate	13.948%	11.250%	18.000%
Weighted Average Initial Rate Cap	2.992%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	26 months	2 months	60 months

Maturity Date		Dec 1 2020	Jun 1 2036
Maximum Zip Code Concentration	0.31%	95127

ARM	83.56%
Fixed Rate	16.44%

1/29 6 MO LIBOR	0.24%
2/28 6 MO LIBOR	22.05%
2/28 6 MO LIBOR 40/30 Balloon	13.56%
2/28 6 MO LIBOR IO	28.34%
2/28 6 MO LIBOR IO 40/30 Balloon	0.08%
3/27 6 MO LIBOR	6.61%
3/27 6 MO LIBOR 40/30 Balloon	3.92%
3/27 6 MO LIBOR IO	6.62%
5/25 6 MO LIBOR	0.84%
5/25 6 MO LIBOR 40/30 Balloon	0.10%
5/25 6 MO LIBOR IO	0.99%
6 MO LIBOR	0.08%
6 MO LIBOR ARM IO	0.13%
Balloon 15/30	0.02%
Fixed Rate	12.70%
Fixed Rate 40/30 Balloon	1.78%
Fixed Rate IO	1.70%
Fixed Rate IO 40/30 Balloon	0.24%

I/O Term: 0 months	61.90%
I/O Term: 60 months	37.11%
I/O Term: 120 months	0.99%

Prepay Penalty: 0 months	31.90%
Prepay Penalty: 12 months	4.08%
Prepay Penalty: 24 months	40.75%
Prepay Penalty: 36 months	23.26%

First Lien	100.00%

Blended Documentation	0.35%
Full Documentation	67.79%
Limited Income Verification	0.84%
No Income Verification	22.19%
Rapid Documentation	7.38%
Stated Plus Documentation	1.44%

Cash Out Refinance	29.58%
Purchase	66.42%
Rate/Term Refinance	3.99%

2 Units	4.40%
3 Units	0.30%
4 Units	0.15%
Condominium	6.62%
Modular	0.02%
PUD	19.06%
Single Family	69.45%

Non-owner	3.17%
Primary	96.29%
Second Home	0.54%

Top 5 States:
California	22.86%
Florida	8.75%
Illinois	6.38%
New York	4.95%
Texas	4.54%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	230	9,555,012.74	1.14%	9.070	348	83.27	623
50,000.01 - 100,000.00	1,135	87,597,818.58	10.44%	8.484	355	85.10	631
100,000.01 - 150,000.00	1,100	137,132,203.50	16.35%	8.048	358	82.54	639
150,000.01 - 200,000.00	745	129,130,741.62	15.39%	7.989	357	82.69	642
200,000.01 - 250,000.00	437	97,400,255.91	11.61%	7.942	358	81.90	643
250,000.01 - 300,000.00	277	76,027,562.88	9.06%	7.851	358	81.84	653
300,000.01 - 350,000.00	173	56,124,168.55	6.69%	7.794	359	81.83	654
350,000.01 - 400,000.00	104	38,871,431.25	4.63%	7.928	357	82.64	657
400,000.01 - 450,000.00	97	41,209,288.71	4.91%	7.815	355	81.08	666
450,000.01 - 500,000.00	55	26,322,917.64	3.14%	7.823	356	82.45	655
500,000.01 - 550,000.00	45	23,610,972.93	2.81%	7.552	351	81.18	674
550,000.01 - 600,000.00	38	22,176,740.97	2.64%	7.827	359	82.98	669
600,000.01 - 650,000.00	21	13,107,046.77	1.56%	7.613	358	85.23	680
650,000.01 - 700,000.00	6	4,119,880.50	0.49%	7.661	358	79.80	666
700,000.01 - 750,000.00	15	10,868,474.33	1.30%	7.648	359	79.91	668
750,000.01 - 800,000.00	18	13,966,057.13	1.66%	7.444	359	78.80	673
800,000.01 - 850,000.00	6	4,970,180.00	0.59%	7.834	358	82.69	636
850,000.01 - 900,000.00	10	8,818,391.00	1.05%	7.537	359	78.93	664
900,000.01 - 950,000.00	4	3,657,600.00	0.44%	7.651	358	80.00	664
950,000.01 - 1,000,000.00	11	10,818,484.00	1.29%	7.454	359	75.97	690
1,000,000.01+	20	23,478,128.86	2.80%	7.510	348	75.95	704
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	2	627,198.31	0.07%	4.999	179	44.29	781
5.000 - 5.499	6	1,022,013.55	0.12%	5.226	358	55.64	759
5.500 - 5.999	66	19,906,401.22	2.37%	5.834	343	68.63	716
6.000 - 6.499	122	31,512,632.65	3.76%	6.267	358	75.62	691
6.500 - 6.999	453	109,096,641.45	13.00%	6.788	357	78.56	676
7.000 - 7.499	535	112,176,583.71	13.37%	7.241	358	79.51	658
7.500 - 7.999	1,018	198,105,448.91	23.61%	7.729	358	79.40	653
8.000 - 8.499	628	106,577,302.86	12.70%	8.210	358	82.00	639
8.500 - 8.999	770	130,093,637.71	15.51%	8.706	356	85.83	640
9.000 - 9.499	362	52,022,498.23	6.20%	9.198	356	89.47	618
9.500 - 9.999	348	49,085,627.60	5.85%	9.682	359	92.23	617
10.000 -10.499	114	14,560,586.07	1.74%	10.192	359	96.16	610
10.500 -10.999	84	9,994,511.43	1.19%	10.636	352	97.94	610
11.000 -11.499	22	2,216,354.17	0.26%	11.248	359	100.00	592
11.500 -11.999	15	1,747,100.00	0.21%	11.608	359	100.00	588
12.000 -12.499	2	218,820.00	0.03%	12.000	359	100.00	584
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
525-549	96	15,363,314.41	1.83%	8.858	352	77.00	544
550-574	302	42,874,315.78	5.11%	8.728	353	77.42	563
575-599	441	61,842,109.87	7.37%	9.057	358	84.29	587
600-624	995	153,106,661.27	18.25%	8.215	358	83.35	612
625-649	894	165,355,616.07	19.71%	7.978	358	83.52	638
650-674	817	161,665,383.86	19.27%	7.673	357	82.52	662
675-699	423	97,206,276.40	11.59%	7.547	358	82.02	685
700+	579	141,549,680.21	16.87%	7.407	355	80.08	733
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	76	9,809,017.73	1.17%	7.180	325	38.52	657
50.00- 54.99	48	8,668,058.62	1.03%	7.441	345	52.32	657
55.00- 59.99	34	6,919,251.06	0.82%	7.171	352	57.18	664
60.00- 64.99	78	15,606,930.02	1.86%	7.210	353	62.23	649
65.00- 69.99	88	19,724,919.70	2.35%	7.631	357	67.49	643
70.00- 74.99	103	22,633,798.81	2.70%	7.442	356	71.96	635
75.00- 79.99	390	64,875,192.42	7.73%	7.675	357	78.36	641
80.00	2,171	451,359,578.42	53.80%	7.566	358	80.00	659
80.01- 84.99	80	13,256,716.99	1.58%	8.295	355	83.44	615
85.00- 89.99	197	31,466,565.54	3.75%	8.671	355	86.57	614
90.00- 94.99	344	58,609,243.84	6.99%	8.748	356	90.75	625
95.00- 99.99	220	37,820,577.74	4.51%	8.740	358	95.53	662
100.00	712	97,131,049.62	11.58%	9.325	357	100.00	646
100.01+	6	1,082,457.36	0.13%	8.577	358	102.98	671
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	55	8,524,390.40	1.02%	7.507	178	71.34	654
240	4	529,916.38	0.06%	8.140	238	59.79	609
360	4,488	829,909,051.09	98.92%	7.955	359	82.30	650
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	55	8,524,390.40	1.02%	7.507	178	71.34	654
181-240	4	529,916.38	0.06%	8.140	238	59.79	609
301-360	4,488	829,909,051.09	98.92%	7.955	359	82.30	650
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	142	23,770,916.76	2.83%	7.816	353	80.30	650
20.01 -25.00	160	21,775,590.11	2.60%	8.029	354	80.81	642
25.01 -30.00	263	43,261,848.90	5.16%	7.939	347	79.58	654
30.01 -35.00	383	61,401,096.34	7.32%	8.028	358	82.69	649
35.01 -40.00	601	107,611,577.39	12.83%	8.098	358	82.66	649
40.01 -45.00	917	170,699,160.50	20.35%	7.907	358	81.52	655
45.01 -50.00	1,150	231,376,040.78	27.58%	8.148	357	83.42	650
50.01 -55.00	930	178,854,727.09	21.32%	7.633	358	81.73	648
55.01 -60.00	1	212,400.00	0.03%	6.750	359	80.00	625
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,614	701,044,521.50	83.56%	7.948	359	82.76	650
Fixed Rate	933	137,918,836.37	16.44%	7.961	347	79.19	651
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1/29 6 MO LIBOR	10	2,051,318.36	0.24%	8.382	358	87.79	669
2/28 6 MO LIBOR	1,367	185,023,490.83	22.05%	8.293	359	84.50	636
2/28 6 MO LIBOR 40/30 Balloon	525	113,726,596.89	13.56%	8.093	359	83.19	641
2/28 6 MO LIBOR IO	830	237,777,145.22	28.34%	7.697	359	81.05	664
2/28 6 MO LIBOR IO 40/30 Balloon	3	679,349.92	0.08%	7.654	357	80.00	639
3/27 6 MO LIBOR	374	55,446,870.86	6.61%	8.082	359	84.21	641
3/27 6 MO LIBOR 40/30 Balloon	171	32,872,907.02	3.92%	7.942	359	84.06	648
3/27 6 MO LIBOR IO	260	55,504,925.62	6.62%	7.650	359	82.01	659
5/25 6 MO LIBOR	30	7,009,063.01	0.84%	7.285	359	79.93	661
5/25 6 MO LIBOR 40/30 Balloon	6	832,659.12	0.10%	7.563	358	80.73	700
5/25 6 MO LIBOR IO	31	8,305,920.01	0.99%	7.153	358	77.73	669
6 MO LIBOR	2	698,424.64	0.08%	7.875	359	93.71	743
6 MO LIBOR ARM IO	5	1,115,850.00	0.13%	7.510	359	80.96	681
Balloon 15/30	2	136,600.00	0.02%	9.000	179	96.56	712
Fixed Rate	783	106,585,626.72	12.70%	7.842	348	78.19	655
Fixed Rate 40/30 Balloon	71	14,916,249.49	1.78%	7.926	359	81.85	659
Fixed Rate IO	71	14,275,472.16	1.70%	8.797	351	82.22	620
Fixed Rate IO 40/30 Balloon	6	2,004,888.00	0.24%	8.522	177	89.60	594
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Interest Only By Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	3,341	519,299,806.94	61.90%	8.087	357	82.74	644
I/O Term: 60 months	1,175	311,357,630.92	37.11%	7.744	357	81.33	661
I/O Term: 120 months	31	8,305,920.01	0.99%	7.153	358	77.73	669
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,411	267,610,923.72	31.90%	8.201	357	82.88	652
Prepay Penalty: 12 months	150	34,259,622.98	4.08%	8.330	358	81.88	657
Prepay Penalty: 24 months	1,782	341,914,557.80	40.75%	7.849	359	82.03	649
Prepay Penalty: 36 months	1,204	195,178,253.37	23.26%	7.716	353	81.50	649
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,547	838,963,357.87	100.00%	7.950	357	82.17	650
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Blended Documentation	17	2,950,169.18	0.35%	8.950	359	96.57	661
Full Documentation	3,347	568,728,050.21	67.79%	7.764	356	81.47	642
Limited Income Verification	29	7,025,054.07	0.84%	7.727	359	79.12	648
No Income Verification	837	186,205,907.90	22.19%	8.179	359	81.36	677
Rapid Documentation	282	61,951,391.92	7.38%	8.712	356	87.80	642
Stated Plus Documentation	35	12,102,784.59	1.44%	9.162	352	97.17	659
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,263	248,202,889.10	29.58%	8.142	355	80.20	631
Purchase	3,105	557,276,186.70	66.42%	7.891	358	83.45	659
Rate/Term Refinance	179	33,484,282.07	3.99%	7.503	351	75.46	650
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	164	36,939,509.26	4.40%	7.996	358	82.81	676
3 Units	12	2,510,057.42	0.30%	7.775	359	70.50	629
4 Units	5	1,221,000.00	0.15%	7.359	345	67.34	666
Condominium	288	55,519,407.91	6.62%	7.869	359	82.35	662
Modular	2	172,843.08	0.02%	7.914	279	72.11	638
PUD	645	159,917,074.80	19.06%	7.698	356	80.87	659
Single Family	3,431	582,683,465.40	69.45%	8.026	357	82.55	645
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	203	26,602,497.30	3.17%	8.260	358	82.38	684
Primary	4,318	807,868,355.87	96.29%	7.938	357	82.13	649
Second Home	26	4,492,504.70	0.54%	8.382	359	88.51	679
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	56	6,355,624.65	0.76%	8.111	348	86.05	628
Arizona	88	18,121,467.60	2.16%	7.806	355	80.86	646
Arkansas	24	2,611,274.38	0.31%	8.662	359	87.63	628
California	487	191,798,736.79	22.86%	7.458	357	78.56	666
Colorado	69	16,240,389.03	1.94%	7.600	354	79.34	643
Connecticut	24	4,410,016.24	0.53%	7.923	359	80.41	637
Delaware	5	949,800.00	0.11%	7.934	359	83.94	695
District of Columbia	4	2,045,000.00	0.24%	9.135	358	94.61	646
Florida	353	73,431,606.16	8.75%	7.909	357	79.90	652
Georgia	203	34,078,074.19	4.06%	8.055	359	84.14	639
Idaho	15	1,671,841.72	0.20%	7.874	348	82.10	634
Illinois	307	53,496,093.97	6.38%	8.458	358	85.03	650
Indiana	189	16,943,958.56	2.02%	8.757	359	91.19	638
Iowa	45	3,771,342.76	0.45%	8.807	359	89.89	631
Kansas	14	1,221,216.23	0.15%	8.732	359	82.72	635
Kentucky	57	5,601,714.83	0.67%	8.647	359	89.12	630
Louisiana	18	2,240,551.53	0.27%	7.872	359	86.94	645
Maine	13	1,538,278.93	0.18%	7.775	354	79.57	638
Maryland	64	14,848,996.95	1.77%	7.906	351	82.33	652
Massachusetts	107	27,278,650.15	3.25%	8.013	358	79.16	641
Michigan	207	28,096,857.51	3.35%	8.487	359	86.95	633
Minnesota	90	15,726,936.42	1.87%	7.964	357	81.92	649
Mississippi	11	1,162,331.87	0.14%	8.323	351	91.56	634
Missouri	87	9,570,282.61	1.14%	8.326	357	84.02	632
Montana	2	257,600.00	0.03%	7.375	359	80.00	635
Nebraska	9	752,531.99	0.09%	8.541	359	85.94	644
Nevada	79	18,813,349.35	2.24%	7.788	350	79.68	656
New Hampshire	7	1,264,596.43	0.15%	8.225	359	77.31	590
New Jersey	81	21,491,610.25	2.56%	8.027	359	83.90	656
New Mexico	18	2,659,295.85	0.32%	7.879	358	82.25	651
New York	211	41,503,979.01	4.95%	7.996	358	83.96	663
North Carolina	188	25,853,157.55	3.08%	8.324	358	83.95	635
North Dakota	2	160,275.00	0.02%	7.866	358	77.07	567
Ohio	251	27,470,014.31	3.27%	8.526	356	88.73	634
Oklahoma	16	1,869,829.23	0.22%	8.225	359	86.18	630
Oregon	94	17,587,301.04	2.10%	7.558	359	79.87	655
Pennsylvania	103	12,561,656.44	1.50%	8.071	354	83.95	647
Rhode Island	16	3,646,600.00	0.43%	7.702	359	80.82	644
South Carolina	64	8,627,152.20	1.03%	8.231	359	86.84	638
South Dakota	4	320,963.68	0.04%	8.447	358	79.63	617
Tennessee	149	15,147,253.19	1.81%	8.311	358	84.82	632
Texas	317	38,083,038.63	4.54%	7.844	354	80.87	654
Utah	98	13,547,846.03	1.61%	7.756	359	81.58	639
Vermont	4	585,328.80	0.07%	8.723	359	90.32	638
Virginia	71	16,183,917.37	1.93%	8.139	356	83.23	652
Washington	88	19,057,291.54	2.27%	7.569	357	79.74	652
West Virginia	16	1,827,961.09	0.22%	7.961	359	81.59	622
Wisconsin	117	15,759,465.81	1.88%	8.596	359	86.88	632
Wyoming	5	720,300.00	0.09%	7.660	358	81.94	653
Total	4,547	838,963,357.87	100.00%	7.950	357	82.17	650

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	4	2,604,500.00	0.37%	7.138	359	83.24	703
4.500 - 4.999	4	625,200.00	0.09%	8.289	359	80.52	643
5.000 - 5.499	2,354	492,268,838.30	70.22%	7.582	359	78.47	655
5.500 - 5.999	447	78,763,270.14	11.24%	8.554	359	87.15	623
6.000 - 6.499	767	121,126,235.86	17.28%	9.017	359	97.04	647
6.500 - 6.999	21	4,053,947.82	0.58%	8.602	357	86.12	659
7.000 - 7.499	13	1,339,580.72	0.19%	9.146	356	95.40	666
7.500 - 7.999	4	262,948.66	0.04%	9.580	356	97.58	689
Total	3,614	701,044,521.50	100.00%	7.948	359	82.76	650

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	271,000.00	0.04%	5.250	359	75.71	719
5.500 - 5.999	31	10,100,838.98	1.44%	5.846	358	77.20	699
6.000 - 6.499	70	19,176,264.75	2.74%	6.275	359	78.21	680
6.500 - 6.999	371	93,236,059.78	13.30%	6.786	359	79.22	673
7.000 - 7.499	485	102,854,612.47	14.67%	7.242	359	79.64	658
7.500 - 7.999	871	175,895,882.79	25.09%	7.730	359	79.89	655
8.000 - 8.499	523	93,622,075.52	13.35%	8.208	359	82.61	641
8.500 - 8.999	594	108,202,020.53	15.43%	8.703	359	86.20	644
9.000 - 9.499	260	40,126,372.66	5.72%	9.190	359	89.61	622
9.500 - 9.999	245	36,764,917.79	5.24%	9.680	359	92.64	617
10.000 -10.499	75	10,662,529.83	1.52%	10.209	359	95.92	607
10.500 -10.999	59	7,105,342.23	1.01%	10.647	359	98.07	601
11.000 -11.499	15	1,461,284.17	0.21%	11.284	359	100.00	592
11.500 -11.999	12	1,515,500.00	0.22%	11.597	359	100.00	587
12.000 -12.499	1	49,820.00	0.01%	12.000	359	100.00	585
Total	3,614	701,044,521.50	100.00%	7.948	359	82.76	650

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	2	271,000.00	0.04%	5.250	359	75.71	719
11.500 -11.999	31	10,100,838.98	1.44%	5.846	358	77.20	699
12.000 -12.499	70	19,176,264.75	2.74%	6.275	359	78.21	680
12.500 -12.999	371	93,236,059.78	13.30%	6.786	359	79.22	673
13.000 -13.499	485	102,854,612.47	14.67%	7.242	359	79.64	658
13.500 -13.999	871	175,895,882.79	25.09%	7.730	359	79.89	655
14.000 -14.499	523	93,622,075.52	13.35%	8.208	359	82.61	641
14.500 -14.999	594	108,202,020.53	15.43%	8.703	359	86.20	644
15.000 -15.499	260	40,126,372.66	5.72%	9.190	359	89.61	622
15.500 -15.999	245	36,764,917.79	5.24%	9.680	359	92.64	617
16.000 -16.499	75	10,662,529.83	1.52%	10.209	359	95.92	607
16.500 -16.999	59	7,105,342.23	1.01%	10.647	359	98.07	601
17.000 -17.499	15	1,461,284.17	0.21%	11.284	359	100.00	592
17.500 -17.999	12	1,515,500.00	0.22%	11.597	359	100.00	587
18.000 -18.499	1	49,820.00	0.01%	12.000	359	100.00	585
Total	3,614	701,044,521.50	100.00%	7.948	359	82.76	650

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	7	1,814,274.64	0.26%	7.651	359	85.87	705
2.000	10	2,051,318.36	0.29%	8.382	358	87.79	669
3.000	3,597	697,178,928.50	99.45%	7.948	359	82.73	650
Total	3,614	701,044,521.50	100.00%	7.948	359	82.76	650

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,614	701,044,521.50	100.00%	7.948	359	82.76	650
Total	3,614	701,044,521.50	100.00%	7.948	359	82.76	650

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/06	1	106,650.00	0.02%	8.000	356	90.00	597
10/01/06	1	109,424.64	0.02%	7.875	358	86.77	661
11/01/06	5	1,598,200.00	0.23%	7.612	359	85.53	715
02/01/07	1	538,728.60	0.08%	7.250	356	75.00	739
05/01/07	9	1,512,589.76	0.22%	8.785	359	92.34	644
09/01/07	1	150,909.74	0.02%	6.750	351	100.00	755
10/01/07	1	303,296.95	0.04%	7.375	352	100.00	657
11/01/07	2	119,511.41	0.02%	8.042	353	80.00	567
12/01/07	6	1,540,272.14	0.22%	8.040	354	88.50	626
01/01/08	17	3,920,858.96	0.56%	8.267	355	84.28	611
02/01/08	38	8,350,208.67	1.19%	8.037	356	81.98	654
03/01/08	71	16,018,083.85	2.28%	8.057	357	82.45	639
04/01/08	197	32,194,443.87	4.59%	8.189	358	82.55	644
05/01/08	2,391	474,268,997.27	67.65%	7.968	359	82.68	651
06/01/08	1	340,000.00	0.05%	7.875	360	80.00	681
12/01/08	1	76,880.00	0.01%	7.375	354	80.00	651
01/01/09	8	1,393,497.70	0.20%	8.178	355	89.26	668
02/01/09	11	2,227,473.54	0.32%	7.687	356	82.70	632
03/01/09	15	2,571,129.75	0.37%	7.798	357	75.21	626
04/01/09	88	15,220,292.10	2.17%	7.837	358	81.83	649
05/01/09	680	121,929,830.41	17.39%	7.895	359	83.64	650
06/01/09	2	405,600.00	0.06%	6.828	360	80.00	649
06/01/10	1	629,241.14	0.09%	5.625	348	79.75	668
11/01/10	1	135,571.93	0.02%	6.625	353	80.00	641
12/01/10	1	254,706.94	0.04%	5.625	354	80.00	777
02/01/11	1	95,750.66	0.01%	6.750	356	78.69	661
03/01/11	1	479,191.17	0.07%	6.875	357	80.00	621
04/01/11	5	947,652.32	0.14%	7.056	358	80.00	715
05/01/11	56	13,533,527.98	1.93%	7.370	359	78.64	664
06/01/11	1	72,000.00	0.01%	7.375	360	80.00	675
Total	3,614	701,044,521.50	100.00%	7.948	359	82.76	650

Group I Mortgage Loans
As of the Statistical Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$305,715,818	$24,976	$503,400
Average Scheduled Principal Balance	$129,431
Number of Mortgage Loans	2,362

Weighted Average Gross Coupon	8.173%	4.999%	12.000%
Weighted Average FICO Score	636	540	816
Weighted Average Original LTV	82.43%	6.29%	100.00%
Weighted Average Debt-to-Income	43.27%	20.00%	55.00%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	174 months	360 months
Weighted Average Seasoning	1 months	0 months	9 months

Weighted Average Gross Margin	5.707%	4.875%	7.875%
Weighted Average Minimum Interest Rate	8.227%	5.250%	12.000%
Weighted Average Maximum Interest Rate	14.227%	11.250%	18.000%
Weighted Average Initial Rate Cap	2.992%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	25 months	4 months	35 months

Maturity Date		Dec 1 2020	Jun 1 2036
Maximum Zip Code Concentration	0.32%	60446

ARM	75.01%
Fixed Rate	24.99%

1/29 6 MO LIBOR	0.28%
2/28 6 MO LIBOR	35.04%
2/28 6 MO LIBOR 40/30 Balloon	16.06%
2/28 6 MO LIBOR IO	5.79%
3/27 6 MO LIBOR	9.32%
3/27 6 MO LIBOR 40/30 Balloon	4.94%
3/27 6 MO LIBOR IO	3.44%
6 MO LIBOR	0.04%
6 MO LIBOR ARM IO	0.10%
Balloon 15/30	0.04%
Fixed Rate	22.42%
Fixed Rate 40/30 Balloon	2.52%

I/O Term: 0 months	90.67%
I/O Term: 60 months	9.33%

Prepay Penalty: 0 months	33.72%
Prepay Penalty: 12 months	2.34%
Prepay Penalty: 24 months	35.41%
Prepay Penalty: 36 months	28.53%

First Lien	100.00%

Blended Documentation	0.48%
Full Documentation	71.25%
Limited Income Verification	0.98%
No Income Verification	13.21%
Rapid Documentation	13.42%
Stated Plus Documentation	0.67%

Cash Out Refinance	49.71%
Purchase	43.35%
Rate/Term Refinance	6.93%

2 Units	3.99%
3 Units	0.59%
4 Units	0.15%
Condominium	4.57%
Modular	0.02%
PUD	11.00%
Single Family	79.67%

Non-owner	1.72%
Primary	98.14%
Second Home	0.14%

Top 5 States:
Illinois	8.04%
California	7.47%
Florida	6.31%
Michigan	5.89%
Ohio	5.45%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	151	6,359,983.00	2.08%	9.063	345	82.20	615
50,000.01 - 100,000.00	860	66,005,858.96	21.59%	8.539	355	85.15	627
100,000.01 - 150,000.00	651	80,453,651.82	26.32%	8.130	357	82.88	637
150,000.01 - 200,000.00	362	62,152,794.51	20.33%	8.065	357	82.11	636
200,000.01 - 250,000.00	166	37,135,807.60	12.15%	8.048	358	80.18	636
250,000.01 - 300,000.00	86	23,573,791.50	7.71%	7.994	359	80.67	647
300,000.01 - 350,000.00	52	16,938,806.89	5.54%	7.909	359	81.20	643
350,000.01 - 400,000.00	28	10,472,724.21	3.43%	7.836	358	79.80	660
400,000.01 - 450,000.00	4	1,655,000.00	0.54%	7.114	359	71.51	659
450,000.01 - 500,000.00	1	464,000.00	0.15%	7.625	359	80.00	586
500,000.01 - 550,000.00	1	503,400.00	0.16%	6.875	356	80.00	663
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	1	119,551.01	0.04%	4.999	179	18.75	771
5.000 - 5.499	4	625,383.00	0.20%	5.260	359	49.94	762
5.500 - 5.999	35	7,390,953.81	2.42%	5.839	355	65.12	731
6.000 - 6.499	55	10,148,021.58	3.32%	6.235	355	70.93	692
6.500 - 6.999	178	28,889,537.30	9.45%	6.787	355	77.19	678
7.000 - 7.499	221	30,627,983.09	10.02%	7.244	358	78.44	653
7.500 - 7.999	476	62,528,162.74	20.45%	7.743	355	78.26	638
8.000 - 8.499	329	42,841,833.65	14.01%	8.204	358	80.68	627
8.500 - 8.999	429	52,644,457.63	17.22%	8.703	356	85.62	619
9.000 - 9.499	231	26,637,731.73	8.71%	9.198	356	90.31	608
9.500 - 9.999	241	27,809,520.93	9.10%	9.689	359	92.49	612
10.000 -10.499	80	7,860,412.25	2.57%	10.176	359	96.03	607
10.500 -10.999	58	5,722,906.43	1.87%	10.651	359	97.33	613
11.000 -11.499	15	1,091,943.34	0.36%	11.229	359	100.00	593
11.500 -11.999	8	727,600.00	0.24%	11.628	359	100.00	585
12.000 -12.499	1	49,820.00	0.02%	12.000	359	100.00	585
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
525-549	74	10,700,428.26	3.50%	8.839	353	77.86	544
550-574	228	29,466,336.20	9.64%	8.684	357	76.71	563
575-599	309	35,827,425.46	11.72%	8.935	357	82.58	587
600-624	500	56,920,592.26	18.62%	8.463	357	84.67	611
625-649	435	57,374,252.68	18.77%	8.210	357	84.86	637
650-674	399	52,637,045.68	17.22%	7.855	356	84.44	661
675-699	191	27,883,008.16	9.12%	7.552	357	81.56	686
700+	226	34,906,729.79	11.42%	7.200	355	78.54	737
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	62	6,907,867.73	2.26%	7.361	346	37.75	655
50.00- 54.99	28	4,264,674.84	1.39%	7.521	359	52.46	638
55.00- 59.99	25	4,301,782.33	1.41%	7.376	347	57.49	630
60.00- 64.99	58	9,892,640.63	3.24%	7.200	353	62.35	656
65.00- 69.99	59	9,152,612.88	2.99%	7.494	355	67.57	632
70.00- 74.99	69	11,926,294.09	3.90%	7.664	354	72.17	615
75.00- 79.99	217	29,461,395.29	9.64%	7.735	356	77.92	632
80.00	875	110,757,645.80	36.23%	7.678	358	80.00	645
80.01- 84.99	63	9,304,366.99	3.04%	8.556	356	83.64	597
85.00- 89.99	123	15,871,833.88	5.19%	8.760	358	86.51	604
90.00- 94.99	200	28,017,294.99	9.16%	8.844	356	90.85	616
95.00- 99.99	104	14,900,339.89	4.87%	8.964	356	95.61	643
100.00	479	50,957,069.15	16.67%	9.315	358	100.00	645
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	39	3,251,905.10	1.06%	7.671	178	72.84	652
240	4	529,916.38	0.17%	8.140	238	59.79	609
360	2,319	301,933,997.01	98.76%	8.179	359	82.58	636
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	39	3,251,905.10	1.06%	7.671	178	72.84	652
181-240	4	529,916.38	0.17%	8.140	238	59.79	609
301-360	2,319	301,933,997.01	98.76%	8.179	359	82.58	636
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	13	1,064,570.20	0.35%	8.348	352	81.88	623
20.01 -25.00	92	9,928,232.07	3.25%	8.206	357	78.68	635
25.01 -30.00	163	18,670,702.03	6.11%	8.217	353	78.71	638
30.01 -35.00	231	26,552,084.72	8.69%	8.173	357	82.71	634
35.01 -40.00	337	43,304,760.72	14.17%	8.185	357	81.96	637
40.01 -45.00	495	64,507,255.80	21.10%	8.168	357	82.95	639
45.01 -50.00	606	82,554,770.62	27.00%	8.321	357	83.90	636
50.01 -55.00	425	59,133,442.33	19.34%	7.943	357	81.86	633
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,745	229,307,945.69	75.01%	8.227	359	83.77	632
Fixed Rate	617	76,407,872.80	24.99%	8.013	350	78.41	647
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1/29 6 MO LIBOR	5	869,204.76	0.28%	8.785	359	88.19	599
2/28 6 MO LIBOR	939	107,121,605.39	35.04%	8.428	359	84.72	625
2/28 6 MO LIBOR 40/30 Balloon	308	49,087,870.73	16.06%	8.166	359	82.58	627
2/28 6 MO LIBOR IO	97	17,694,713.75	5.79%	7.608	359	80.16	678
3/27 6 MO LIBOR	226	28,479,766.01	9.32%	8.266	359	84.25	629
3/27 6 MO LIBOR 40/30 Balloon	106	15,106,258.86	4.94%	8.185	359	85.04	626
3/27 6 MO LIBOR IO	61	10,518,701.55	3.44%	7.444	359	82.36	674
6 MO LIBOR	1	109,424.64	0.04%	7.875	358	86.77	661
6 MO LIBOR ARM IO	2	320,400.00	0.10%	7.290	359	80.00	700
Balloon 15/30	2	136,600.00	0.04%	9.000	179	96.56	712
Fixed Rate	565	68,555,992.50	22.42%	7.990	350	77.77	647
Fixed Rate 40/30 Balloon	50	7,715,280.30	2.52%	8.207	359	83.84	647
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Interest Only By Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,202	277,182,003.19	90.67%	8.238	356	82.58	632
I/O Term: 60 months	160	28,533,815.30	9.33%	7.544	359	80.97	677
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	739	103,073,186.78	33.72%	8.320	356	82.84	636
Prepay Penalty: 12 months	62	7,166,851.93	2.34%	8.530	358	79.97	633
Prepay Penalty: 24 months	856	108,257,417.90	35.41%	8.175	359	82.74	632
Prepay Penalty: 36 months	705	87,218,361.88	28.53%	7.970	355	81.77	641
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,362	305,715,818.49	100.00%	8.173	357	82.43	636
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Blended Documentation	11	1,466,019.18	0.48%	8.849	359	93.10	674
Full Documentation	1,789	217,815,012.91	71.25%	8.009	357	81.50	630
Limited Income Verification	17	3,006,693.29	0.98%	8.114	359	76.06	619
No Income Verification	305	40,373,480.87	13.21%	8.421	358	81.78	665
Rapid Documentation	230	41,017,384.05	13.42%	8.729	355	87.43	637
Stated Plus Documentation	10	2,037,228.19	0.67%	9.257	358	96.22	666
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	948	151,982,695.80	49.71%	8.243	356	80.34	627
Purchase	1,271	132,536,699.56	43.35%	8.170	359	85.95	645
Rate/Term Refinance	143	21,196,423.13	6.93%	7.696	351	75.40	647
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	76	12,205,413.34	3.99%	8.088	357	81.77	658
3 Units	9	1,803,057.42	0.59%	7.954	359	72.42	601
4 Units	3	444,000.00	0.15%	7.935	321	63.63	653
Condominium	105	13,985,735.98	4.57%	7.973	358	82.44	652
Modular	1	73,043.76	0.02%	7.625	174	75.00	606
PUD	200	33,641,150.05	11.00%	7.775	358	78.91	648
Single Family	1,968	243,563,417.94	79.67%	8.246	356	83.06	633
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	48	5,258,916.60	1.72%	7.953	358	66.88	645
Primary	2,311	300,032,201.89	98.14%	8.177	357	82.71	636
Second Home	3	424,700.00	0.14%	8.484	359	80.62	667
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	28	2,792,072.53	0.91%	8.353	335	86.24	618
Arizona	45	7,708,952.26	2.52%	7.611	354	76.98	643
Arkansas	12	1,215,236.65	0.40%	8.785	359	89.46	616
California	97	22,826,632.33	7.47%	7.326	358	70.72	653
Colorado	31	4,603,431.80	1.51%	7.597	359	82.29	648
Connecticut	14	2,582,616.24	0.84%	8.003	359	79.42	632
Delaware	2	287,300.00	0.09%	7.545	359	75.10	606
District of Columbia	1	207,000.00	0.07%	9.500	359	90.00	603
Florida	128	19,288,495.80	6.31%	7.874	355	77.07	635
Georgia	98	13,491,537.12	4.41%	8.340	359	86.26	631
Idaho	12	1,212,371.72	0.40%	7.744	345	82.93	642
Illinois	170	24,590,792.53	8.04%	8.579	357	85.57	639
Indiana	129	10,639,568.40	3.48%	8.903	359	91.53	631
Iowa	37	2,843,482.76	0.93%	8.984	359	91.60	629
Kansas	10	913,721.92	0.30%	8.774	359	81.85	617
Kentucky	41	3,562,764.83	1.17%	8.696	359	89.24	637
Louisiana	9	815,655.53	0.27%	7.512	359	81.08	675
Maine	5	495,800.00	0.16%	7.640	359	76.13	619
Maryland	27	4,717,495.71	1.54%	7.648	356	78.36	661
Massachusetts	57	12,016,995.83	3.93%	7.954	358	80.07	633
Michigan	153	18,020,138.05	5.89%	8.501	358	85.98	630
Minnesota	50	6,853,173.56	2.24%	7.905	359	80.40	647
Mississippi	9	846,544.87	0.28%	8.088	348	88.41	629
Missouri	59	6,277,657.75	2.05%	8.366	356	82.80	626
Montana	1	154,400.00	0.05%	7.375	359	80.00	650
Nebraska	7	600,031.99	0.20%	8.491	359	85.34	643
Nevada	29	5,507,964.51	1.80%	7.533	359	76.18	659
New Hampshire	6	1,064,596.43	0.35%	8.291	359	76.81	584
New Jersey	40	8,917,734.88	2.92%	8.319	359	81.89	623
New Mexico	8	1,069,467.63	0.35%	8.072	359	77.16	649
New York	102	11,716,456.87	3.83%	8.287	356	84.07	638
North Carolina	105	12,244,927.33	4.01%	8.520	358	84.92	618
North Dakota	1	33,150.00	0.01%	9.750	359	85.00	540
Ohio	171	16,658,268.85	5.45%	8.663	356	89.18	631
Oklahoma	10	799,229.23	0.26%	9.443	359	91.98	614
Oregon	54	8,855,472.22	2.90%	7.596	359	77.33	644
Pennsylvania	65	6,397,826.99	2.09%	8.407	349	86.57	630
Rhode Island	7	1,652,000.00	0.54%	7.789	359	81.22	651
South Carolina	36	3,606,005.11	1.18%	8.344	359	88.41	633
South Dakota	2	151,228.68	0.05%	8.278	357	66.33	621
Tennessee	93	8,328,789.17	2.72%	8.607	357	87.16	629
Texas	163	15,139,579.18	4.95%	7.982	348	79.88	638
Utah	59	7,695,864.03	2.52%	7.582	359	80.79	647
Vermont	3	437,328.80	0.14%	9.095	359	93.82	632
Virginia	32	5,537,720.94	1.81%	8.132	359	79.27	643
Washington	39	7,338,983.23	2.40%	7.571	358	78.49	641
West Virginia	7	779,211.09	0.25%	7.654	359	78.28	629
Wisconsin	94	11,687,843.14	3.82%	8.811	359	87.48	625
Wyoming	4	532,300.00	0.17%	7.717	359	82.62	670
Total	2,362	305,715,818.49	100.00%	8.173	357	82.43	636

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	3	524,400.00	0.23%	8.393	359	80.62	646
5.000 - 5.499	988	132,454,108.59	57.76%	7.705	359	76.99	637
5.500 - 5.999	251	36,672,710.56	15.99%	8.711	359	87.31	605
6.000 - 6.499	478	57,054,127.53	24.88%	9.097	359	96.94	638
6.500 - 6.999	15	1,876,157.85	0.82%	8.589	357	89.89	669
7.000 - 7.499	8	590,622.22	0.26%	9.359	356	93.39	633
7.500 - 7.999	2	135,818.94	0.06%	10.240	356	100.00	648
Total	1,745	229,307,945.69	100.00%	8.227	359	83.77	632

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	115,800.00	0.05%	5.250	359	69.95	722
5.500 - 5.999	9	1,521,819.49	0.66%	5.912	359	78.71	696
6.000 - 6.499	23	3,784,214.50	1.65%	6.233	359	74.43	687
6.500 - 6.999	129	20,484,702.29	8.93%	6.788	359	79.01	672
7.000 - 7.499	194	27,312,542.39	11.91%	7.243	359	78.92	655
7.500 - 7.999	373	49,426,970.30	21.55%	7.744	359	79.19	637
8.000 - 8.499	262	35,467,294.48	15.47%	8.203	359	81.81	627
8.500 - 8.999	312	40,635,648.64	17.72%	8.697	359	86.47	620
9.000 - 9.499	161	20,014,166.61	8.73%	9.193	359	90.62	609
9.500 - 9.999	171	19,996,481.01	8.72%	9.692	359	92.97	610
10.000 -10.499	49	4,715,515.41	2.06%	10.195	359	95.55	598
10.500 -10.999	42	4,248,097.23	1.85%	10.654	359	97.67	600
11.000 -11.499	11	842,273.34	0.37%	11.248	359	100.00	592
11.500 -11.999	7	692,600.00	0.30%	11.621	359	100.00	585
12.000 -12.499	1	49,820.00	0.02%	12.000	359	100.00	585
Total	1,745	229,307,945.69	100.00%	8.227	359	83.77	632

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	1	115,800.00	0.05%	5.250	359	69.95	722
11.500 -11.999	9	1,521,819.49	0.66%	5.912	359	78.71	696
12.000 -12.499	23	3,784,214.50	1.65%	6.233	359	74.43	687
12.500 -12.999	129	20,484,702.29	8.93%	6.788	359	79.01	672
13.000 -13.499	194	27,312,542.39	11.91%	7.243	359	78.92	655
13.500 -13.999	373	49,426,970.30	21.55%	7.744	359	79.19	637
14.000 -14.499	262	35,467,294.48	15.47%	8.203	359	81.81	627
14.500 -14.999	312	40,635,648.64	17.72%	8.697	359	86.47	620
15.000 -15.499	161	20,014,166.61	8.73%	9.193	359	90.62	609
15.500 -15.999	171	19,996,481.01	8.72%	9.692	359	92.97	610
16.000 -16.499	49	4,715,515.41	2.06%	10.195	359	95.55	598
16.500 -16.999	42	4,248,097.23	1.85%	10.654	359	97.67	600
17.000 -17.499	11	842,273.34	0.37%	11.248	359	100.00	592
17.500 -17.999	7	692,600.00	0.30%	11.621	359	100.00	585
18.000 -18.499	1	49,820.00	0.02%	12.000	359	100.00	585
Total	1,745	229,307,945.69	100.00%	8.227	359	83.77	632

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3	429,824.64	0.19%	7.439	359	81.72	690
2.000	5	869,204.76	0.38%	8.785	359	88.19	599
3.000	1,737	228,008,916.29	99.43%	8.226	359	83.76	632
Total	1,745	229,307,945.69	100.00%	8.227	359	83.77	632

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,745	229,307,945.69	100.00%	8.227	359	83.77	632
Total	1,745	229,307,945.69	100.00%	8.227	359	83.77	632

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/06	1	109,424.64	0.05%	7.875	358	86.77	661
11/01/06	2	320,400.00	0.14%	7.290	359	80.00	700
05/01/07	5	869,204.76	0.38%	8.785	359	88.19	599
09/01/07	1	150,909.74	0.07%	6.750	351	100.00	755
10/01/07	1	303,296.95	0.13%	7.375	352	100.00	657
11/01/07	2	119,511.41	0.05%	8.042	353	80.00	567
12/01/07	2	320,848.88	0.14%	7.750	354	72.34	590
01/01/08	14	3,080,367.46	1.34%	8.232	355	82.82	607
02/01/08	24	3,066,341.97	1.34%	8.140	356	85.12	651
03/01/08	34	4,727,091.32	2.06%	8.299	357	81.81	611
04/01/08	113	13,634,034.18	5.95%	8.428	358	84.35	623
05/01/08	1,153	148,501,787.96	64.76%	8.263	359	83.61	632
01/01/09	3	381,768.43	0.17%	7.780	355	86.83	649
02/01/09	3	598,250.02	0.26%	8.291	356	85.18	591
03/01/09	7	977,229.35	0.43%	7.738	357	63.72	621
04/01/09	55	8,214,207.51	3.58%	7.989	358	81.70	646
05/01/09	325	43,933,271.11	19.16%	8.109	359	84.96	637
Total	1,745	229,307,945.69	100.00%	8.227	359	83.77	632

Group II Mortgage Loans
As of the Statistical Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$533,247,539	$25,000	$1,454,786
Average Scheduled Principal Balance	$244,049
Number of Mortgage Loans	2,185

Weighted Average Gross Coupon	7.822%	4.999%	12.000%
Weighted Average FICO Score	658	541	821
Weighted Average Original LTV	82.02%	27.88%	103.00%
Weighted Average Debt-to-Income	43.25%	1.00%	57.00%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	177 months	360 months
Weighted Average Seasoning	1 months	0 months	12 months

Weighted Average Gross Margin	5.538%	3.000%	7.500%
Weighted Average Minimum Interest Rate	7.812%	5.250%	11.750%
Weighted Average Maximum Interest Rate	13.812%	11.250%	17.750%
Weighted Average Initial Rate Cap	2.992%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	26 months	2 months	60 months

Maturity Date		Mar 1 2021	Jun 1 2036
Maximum Zip Code Concentration	0.49%	95127

ARM	88.46%
Fixed Rate	11.54%

1/29 6 MO LIBOR	0.22%
2/28 6 MO LIBOR	14.61%
2/28 6 MO LIBOR 40/30 Balloon	12.12%
2/28 6 MO LIBOR IO	41.27%
2/28 6 MO LIBOR IO 40/30 Balloon	0.13%
3/27 6 MO LIBOR	5.06%
3/27 6 MO LIBOR 40/30 Balloon	3.33%
3/27 6 MO LIBOR IO	8.44%
5/25 6 MO LIBOR	1.31%
5/25 6 MO LIBOR 40/30 Balloon	0.16%
5/25 6 MO LIBOR IO	1.56%
6 MO LIBOR	0.11%
6 MO LIBOR ARM IO	0.15%
Fixed Rate	7.13%
Fixed Rate 40/30 Balloon	1.35%
Fixed Rate IO	2.68%
Fixed Rate IO 40/30 Balloon	0.38%

I/O Term: 0 months	45.40%
I/O Term: 60 months	53.04%
I/O Term: 120 months	1.56%

Prepay Penalty: 0 months	30.86%
Prepay Penalty: 12 months	5.08%
Prepay Penalty: 24 months	43.82%
Prepay Penalty: 36 months	20.25%

First Lien	100.00%

Blended Documentation	0.28%
Full Documentation	65.81%
Limited Income Verification	0.75%
No Income Verification	27.35%
Rapid Documentation	3.93%
Stated Plus Documentation	1.89%

Cash Out Refinance	18.04%
Purchase	79.65%
Rate/Term Refinance	2.30%

2 Units	4.64%
3 Units	0.13%
4 Units	0.15%
Condominium	7.79%
Modular	0.02%
PUD	23.68%
Single Family	63.60%

Non-owner	4.00%
Primary	95.23%
Second Home	0.76%

Top 5 States:
California	31.69%
Florida	10.15%
New York	5.59%
Illinois	5.42%
Texas	4.30%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	79	3,195,029.74	0.60%	9.084	354	85.40	640
50,000.01 - 100,000.00	275	21,591,959.62	4.05%	8.316	357	84.94	643
100,000.01 - 150,000.00	449	56,678,551.68	10.63%	7.932	358	82.04	642
150,000.01 - 200,000.00	383	66,977,947.11	12.56%	7.919	358	83.22	648
200,000.01 - 250,000.00	271	60,264,448.31	11.30%	7.876	358	82.95	648
250,000.01 - 300,000.00	191	52,453,771.38	9.84%	7.787	358	82.36	655
300,000.01 - 350,000.00	121	39,185,361.66	7.35%	7.745	359	82.10	659
350,000.01 - 400,000.00	76	28,398,707.04	5.33%	7.963	356	83.69	655
400,000.01 - 450,000.00	93	39,554,288.71	7.42%	7.844	355	81.48	666
450,000.01 - 500,000.00	54	25,858,917.64	4.85%	7.827	356	82.50	657
500,000.01 - 550,000.00	44	23,107,572.93	4.33%	7.567	351	81.21	675
550,000.01 - 600,000.00	38	22,176,740.97	4.16%	7.827	359	82.98	669
600,000.01 - 650,000.00	21	13,107,046.77	2.46%	7.613	358	85.23	680
650,000.01 - 700,000.00	6	4,119,880.50	0.77%	7.661	358	79.80	666
700,000.01 - 750,000.00	15	10,868,474.33	2.04%	7.648	359	79.91	668
750,000.01 - 800,000.00	18	13,966,057.13	2.62%	7.444	359	78.80	673
800,000.01 - 850,000.00	6	4,970,180.00	0.93%	7.834	358	82.69	636
850,000.01 - 900,000.00	10	8,818,391.00	1.65%	7.537	359	78.93	664
900,000.01 - 950,000.00	4	3,657,600.00	0.69%	7.651	358	80.00	664
950,000.01 - 1,000,000.00	11	10,818,484.00	2.03%	7.454	359	75.97	690
1,000,000.01+	20	23,478,128.86	4.40%	7.510	348	75.95	704
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	1	507,647.30	0.10%	4.999	179	50.30	783
5.000 - 5.499	2	396,630.55	0.07%	5.174	358	64.64	754
5.500 - 5.999	31	12,515,447.41	2.35%	5.831	337	70.71	707
6.000 - 6.499	67	21,364,611.07	4.01%	6.283	359	77.85	691
6.500 - 6.999	275	80,207,104.15	15.04%	6.788	358	79.05	675
7.000 - 7.499	314	81,548,600.62	15.29%	7.239	358	79.91	660
7.500 - 7.999	542	135,577,286.17	25.42%	7.722	359	79.93	661
8.000 - 8.499	299	63,735,469.21	11.95%	8.213	358	82.88	647
8.500 - 8.999	341	77,449,180.08	14.52%	8.709	356	85.98	654
9.000 - 9.499	131	25,384,766.50	4.76%	9.199	356	88.58	629
9.500 - 9.999	107	21,276,106.67	3.99%	9.673	359	91.90	624
10.000 -10.499	34	6,700,173.82	1.26%	10.212	359	96.32	614
10.500 -10.999	26	4,271,605.00	0.80%	10.617	342	98.76	607
11.000 -11.499	7	1,124,410.83	0.21%	11.268	359	100.00	592
11.500 -11.999	7	1,019,500.00	0.19%	11.594	359	100.00	590
12.000 -12.499	1	169,000.00	0.03%	12.000	359	100.00	584
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
525-549	22	4,662,886.15	0.87%	8.902	349	75.01	545
550-574	74	13,407,979.58	2.51%	8.826	344	78.98	564
575-599	132	26,014,684.41	4.88%	9.225	359	86.65	588
600-624	495	96,186,069.01	18.04%	8.068	358	82.57	613
625-649	459	107,981,363.39	20.25%	7.855	358	82.81	639
650-674	418	109,028,338.18	20.45%	7.585	358	81.60	662
675-699	232	69,323,268.24	13.00%	7.544	358	82.21	685
700+	353	106,642,950.42	20.00%	7.474	355	80.59	732
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	14	2,901,150.00	0.54%	6.749	273	40.38	662
50.00- 54.99	20	4,403,383.78	0.83%	7.363	331	52.20	674
55.00- 59.99	9	2,617,468.73	0.49%	6.833	359	56.66	719
60.00- 64.99	20	5,714,289.39	1.07%	7.228	353	62.01	635
65.00- 69.99	29	10,572,306.82	1.98%	7.749	359	67.43	653
70.00- 74.99	34	10,707,504.72	2.01%	7.194	359	71.73	656
75.00- 79.99	173	35,413,797.13	6.64%	7.625	358	78.73	649
80.00	1,296	340,601,932.62	63.87%	7.529	358	80.00	663
80.01- 84.99	17	3,952,350.00	0.74%	7.680	352	82.99	656
85.00- 89.99	74	15,594,731.66	2.92%	8.581	351	86.64	623
90.00- 94.99	144	30,591,948.85	5.74%	8.660	356	90.67	634
95.00- 99.99	116	22,920,237.85	4.30%	8.594	359	95.47	674
100.00	233	46,173,980.47	8.66%	9.337	356	100.00	648
100.01+	6	1,082,457.36	0.20%	8.577	358	102.98	671
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	16	5,272,485.30	0.99%	7.406	178	70.42	656
360	2,169	527,975,054.08	99.01%	7.826	359	82.14	658
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	16	5,272,485.30	0.99%	7.406	178	70.42	656
301-360	2,169	527,975,054.08	99.01%	7.826	359	82.14	658
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	129	22,706,346.56	4.26%	7.791	353	80.23	651
20.01 -25.00	68	11,847,358.04	2.22%	7.881	352	82.60	647
25.01 -30.00	100	24,591,146.87	4.61%	7.729	342	80.25	666
30.01 -35.00	152	34,849,011.62	6.54%	7.917	358	82.67	660
35.01 -40.00	264	64,306,816.67	12.06%	8.039	359	83.13	657
40.01 -45.00	422	106,191,904.70	19.91%	7.748	358	80.66	664
45.01 -50.00	544	148,821,270.16	27.91%	8.051	357	83.16	658
50.01 -55.00	505	119,721,284.76	22.45%	7.480	359	81.67	655
55.01 -60.00	1	212,400.00	0.04%	6.750	359	80.00	625
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,869	471,736,575.81	88.46%	7.812	359	82.26	659
Fixed Rate	316	61,510,963.57	11.54%	7.896	343	80.15	656
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1/29 6 MO LIBOR	5	1,182,113.60	0.22%	8.085	358	87.49	721
2/28 6 MO LIBOR	428	77,901,885.44	14.61%	8.108	359	84.19	651
2/28 6 MO LIBOR 40/30 Balloon	217	64,638,726.16	12.12%	8.037	359	83.65	652
2/28 6 MO LIBOR IO	733	220,082,431.47	41.27%	7.705	359	81.13	663
2/28 6 MO LIBOR IO 40/30 Balloon	3	679,349.92	0.13%	7.654	357	80.00	639
3/27 6 MO LIBOR	148	26,967,104.85	5.06%	7.887	359	84.18	653
3/27 6 MO LIBOR 40/30 Balloon	65	17,766,648.16	3.33%	7.736	359	83.22	666
3/27 6 MO LIBOR IO	199	44,986,224.07	8.44%	7.698	359	81.93	655
5/25 6 MO LIBOR	30	7,009,063.01	1.31%	7.285	359	79.93	661
5/25 6 MO LIBOR 40/30 Balloon	6	832,659.12	0.16%	7.563	358	80.73	700
5/25 6 MO LIBOR IO	31	8,305,920.01	1.56%	7.153	358	77.73	669
6 MO LIBOR	1	589,000.00	0.11%	7.875	359	95.00	758
6 MO LIBOR ARM IO	3	795,450.00	0.15%	7.599	359	81.34	673
Fixed Rate	218	38,029,634.22	7.13%	7.577	346	78.96	671
Fixed Rate 40/30 Balloon	21	7,200,969.19	1.35%	7.626	359	79.71	671
Fixed Rate IO	71	14,275,472.16	2.68%	8.797	351	82.22	620
Fixed Rate IO 40/30 Balloon	6	2,004,888.00	0.38%	8.522	177	89.60	594
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Interest Only By Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	1,139	242,117,803.75	45.40%	7.913	357	82.93	657
I/O Term: 60 months	1,015	282,823,815.62	53.04%	7.764	357	81.37	659
I/O Term: 120 months	31	8,305,920.01	1.56%	7.153	358	77.73	669
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	672	164,537,736.94	30.86%	8.126	357	82.90	662
Prepay Penalty: 12 months	88	27,092,771.05	5.08%	8.277	359	82.38	663
Prepay Penalty: 24 months	926	233,657,139.90	43.82%	7.699	359	81.70	657
Prepay Penalty: 36 months	499	107,959,891.49	20.25%	7.512	352	81.28	655
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,185	533,247,539.38	100.00%	7.822	357	82.02	658
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Blended Documentation	6	1,484,150.00	0.28%	9.050	359	100.00	647
Full Documentation	1,558	350,913,037.30	65.81%	7.612	356	81.45	650
Limited Income Verification	12	4,018,360.78	0.75%	7.437	359	81.42	670
No Income Verification	532	145,832,427.03	27.35%	8.112	359	81.24	680
Rapid Documentation	52	20,934,007.87	3.93%	8.680	359	88.52	650
Stated Plus Documentation	25	10,065,556.40	1.89%	9.143	351	97.37	658
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	315	96,220,193.30	18.04%	7.984	355	79.97	638
Purchase	1,834	424,739,487.14	79.65%	7.804	358	82.67	663
Rate/Term Refinance	36	12,287,858.94	2.30%	7.170	351	75.56	656
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	88	24,734,095.92	4.64%	7.951	359	83.32	684
3 Units	3	707,000.00	0.13%	7.317	359	65.61	700
4 Units	2	777,000.00	0.15%	7.029	359	69.46	673
Condominium	183	41,533,671.93	7.79%	7.834	359	82.32	666
Modular	1	99,799.32	0.02%	8.125	355	70.00	662
PUD	445	126,275,924.75	23.68%	7.678	356	81.39	662
Single Family	1,463	339,120,047.46	63.60%	7.868	357	82.19	654
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	155	21,343,580.70	4.00%	8.335	358	86.20	694
Primary	2,007	507,836,153.98	95.23%	7.796	357	81.79	657
Second Home	23	4,067,804.70	0.76%	8.372	359	89.33	680
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	28	3,563,552.12	0.67%	7.921	359	85.89	636
Arizona	43	10,412,515.34	1.95%	7.950	356	83.73	649
Arkansas	12	1,396,037.73	0.26%	8.554	358	86.03	638
California	390	168,972,104.46	31.69%	7.476	356	79.62	668
Colorado	38	11,636,957.23	2.18%	7.601	352	78.17	641
Connecticut	10	1,827,400.00	0.34%	7.811	359	81.81	643
Delaware	3	662,500.00	0.12%	8.102	359	87.77	733
District of Columbia	3	1,838,000.00	0.34%	9.094	358	95.13	651
Florida	225	54,143,110.36	10.15%	7.921	358	80.91	657
Georgia	105	20,586,537.07	3.86%	7.868	359	82.75	643
Idaho	3	459,470.00	0.09%	8.217	358	79.90	614
Illinois	137	28,905,301.44	5.42%	8.355	359	84.57	660
Indiana	60	6,304,390.16	1.18%	8.511	359	90.62	650
Iowa	8	927,860.00	0.17%	8.264	359	84.62	640
Kansas	4	307,494.31	0.06%	8.610	359	85.28	686
Kentucky	16	2,038,950.00	0.38%	8.560	359	88.91	617
Louisiana	9	1,424,896.00	0.27%	8.078	359	90.29	629
Maine	8	1,042,478.93	0.20%	7.839	352	81.20	647
Maryland	37	10,131,501.24	1.90%	8.027	349	84.18	648
Massachusetts	50	15,261,654.32	2.86%	8.060	359	78.45	647
Michigan	54	10,076,719.46	1.89%	8.463	359	88.69	638
Minnesota	40	8,873,762.86	1.66%	8.010	355	83.10	650
Mississippi	2	315,787.00	0.06%	8.955	359	100.00	648
Missouri	28	3,292,624.86	0.62%	8.249	359	86.34	643
Montana	1	103,200.00	0.02%	7.375	359	80.00	613
Nebraska	2	152,500.00	0.03%	8.741	359	88.30	648
Nevada	50	13,305,384.84	2.50%	7.893	347	81.12	655
New Hampshire	1	200,000.00	0.04%	7.875	359	80.00	621
New Jersey	41	12,573,875.37	2.36%	7.820	359	85.33	680
New Mexico	10	1,589,828.22	0.30%	7.749	358	85.68	653
New York	109	29,787,522.14	5.59%	7.881	358	83.92	673
North Carolina	83	13,608,230.22	2.55%	8.147	359	83.08	650
North Dakota	1	127,125.00	0.02%	7.375	358	75.00	574
Ohio	80	10,811,745.46	2.03%	8.314	357	88.05	639
Oklahoma	6	1,070,600.00	0.20%	7.316	359	81.85	641
Oregon	40	8,731,828.82	1.64%	7.519	359	82.44	666
Pennsylvania	38	6,163,829.45	1.16%	7.723	359	81.23	665
Rhode Island	9	1,994,600.00	0.37%	7.630	359	80.49	638
South Carolina	28	5,021,147.09	0.94%	8.149	359	85.71	642
South Dakota	2	169,735.00	0.03%	8.597	359	91.48	614
Tennessee	56	6,818,464.02	1.28%	7.949	359	81.98	634
Texas	154	22,943,459.45	4.30%	7.753	358	81.53	664
Utah	39	5,851,982.00	1.10%	7.985	359	82.63	627
Vermont	1	148,000.00	0.03%	7.625	359	80.00	656
Virginia	39	10,646,196.43	2.00%	8.143	354	85.29	656
Washington	49	11,718,308.31	2.20%	7.568	357	80.52	659
West Virginia	9	1,048,750.00	0.20%	8.189	359	84.06	616
Wisconsin	23	4,071,622.67	0.76%	7.979	359	85.15	654
Wyoming	1	188,000.00	0.04%	7.500	357	80.00	604
Total	2,185	533,247,539.38	100.00%	7.822	357	82.02	658

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	4	2,604,500.00	0.55%	7.138	359	83.24	703
4.500 - 4.999	1	100,800.00	0.02%	7.750	359	80.00	625
5.000 - 5.499	1,366	359,814,729.71	76.27%	7.537	359	79.01	661
5.500 - 5.999	196	42,090,559.58	8.92%	8.417	358	87.01	639
6.000 - 6.499	289	64,072,108.33	13.58%	8.946	359	97.14	655
6.500 - 6.999	6	2,177,789.97	0.46%	8.613	358	82.88	651
7.000 - 7.499	5	748,958.50	0.16%	8.977	355	96.99	691
7.500 - 7.999	2	127,129.72	0.03%	8.875	357	95.00	732
Total	1,869	471,736,575.81	100.00%	7.812	359	82.26	659

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	155,200.00	0.03%	5.250	359	80.00	716
5.500 - 5.999	22	8,579,019.49	1.82%	5.834	358	76.93	699
6.000 - 6.499	47	15,392,050.25	3.26%	6.286	359	79.15	678
6.500 - 6.999	242	72,751,357.49	15.42%	6.785	359	79.28	674
7.000 - 7.499	291	75,542,070.08	16.01%	7.242	359	79.90	659
7.500 - 7.999	498	126,468,912.49	26.81%	7.724	359	80.17	662
8.000 - 8.499	261	58,154,781.04	12.33%	8.211	359	83.09	649
8.500 - 8.999	282	67,566,371.89	14.32%	8.706	359	86.04	659
9.000 - 9.499	99	20,112,206.05	4.26%	9.187	359	88.60	635
9.500 - 9.999	74	16,768,436.78	3.55%	9.665	359	92.25	625
10.000 -10.499	26	5,947,014.42	1.26%	10.220	359	96.21	614
10.500 -10.999	17	2,857,245.00	0.61%	10.637	359	98.67	602
11.000 -11.499	4	619,010.83	0.13%	11.333	359	100.00	593
11.500 -11.999	5	822,900.00	0.17%	11.577	359	100.00	589
Total	1,869	471,736,575.81	100.00%	7.812	359	82.26	659

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	1	155,200.00	0.03%	5.250	359	80.00	716
11.500 -11.999	22	8,579,019.49	1.82%	5.834	358	76.93	699
12.000 -12.499	47	15,392,050.25	3.26%	6.286	359	79.15	678
12.500 -12.999	242	72,751,357.49	15.42%	6.785	359	79.28	674
13.000 -13.499	291	75,542,070.08	16.01%	7.242	359	79.90	659
13.500 -13.999	498	126,468,912.49	26.81%	7.724	359	80.17	662
14.000 -14.499	261	58,154,781.04	12.33%	8.211	359	83.09	649
14.500 -14.999	282	67,566,371.89	14.32%	8.706	359	86.04	659
15.000 -15.499	99	20,112,206.05	4.26%	9.187	359	88.60	635
15.500 -15.999	74	16,768,436.78	3.55%	9.665	359	92.25	625
16.000 -16.499	26	5,947,014.42	1.26%	10.220	359	96.21	614
16.500 -16.999	17	2,857,245.00	0.61%	10.637	359	98.67	602
17.000 -17.499	4	619,010.83	0.13%	11.333	359	100.00	593
17.500 -17.999	5	822,900.00	0.17%	11.577	359	100.00	589
Total	1,869	471,736,575.81	100.00%	7.812	359	82.26	659

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	4	1,384,450.00	0.29%	7.716	359	87.15	709
2.000	5	1,182,113.60	0.25%	8.085	358	87.49	721
3.000	1,860	469,170,012.21	99.46%	7.812	359	82.24	658
Total	1,869	471,736,575.81	100.00%	7.812	359	82.26	659

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,869	471,736,575.81	100.00%	7.812	359	82.26	659
Total	1,869	471,736,575.81	100.00%	7.812	359	82.26	659

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/06	1	106,650.00	0.02%	8.000	356	90.00	597
11/01/06	3	1,277,800.00	0.27%	7.693	359	86.91	719
02/01/07	1	538,728.60	0.11%	7.250	356	75.00	739
05/01/07	4	643,385.00	0.14%	8.784	359	97.95	705
12/01/07	4	1,219,423.26	0.26%	8.116	354	92.75	635
01/01/08	3	840,491.50	0.18%	8.394	355	89.62	625
02/01/08	14	5,283,866.70	1.12%	7.977	356	80.16	657
03/01/08	37	11,290,992.53	2.39%	7.956	357	82.72	650
04/01/08	84	18,560,409.69	3.93%	8.013	358	81.23	659
05/01/08	1,238	325,767,209.31	69.06%	7.833	359	82.25	659
06/01/08	1	340,000.00	0.07%	7.875	360	80.00	681
12/01/08	1	76,880.00	0.02%	7.375	354	80.00	651
01/01/09	5	1,011,729.27	0.21%	8.328	355	90.17	675
02/01/09	8	1,629,223.52	0.35%	7.466	356	81.79	647
03/01/09	8	1,593,900.40	0.34%	7.835	357	82.26	630
04/01/09	33	7,006,084.59	1.49%	7.658	358	81.98	652
05/01/09	355	77,996,559.30	16.53%	7.774	359	82.90	658
06/01/09	2	405,600.00	0.09%	6.828	360	80.00	649
06/01/10	1	629,241.14	0.13%	5.625	348	79.75	668
11/01/10	1	135,571.93	0.03%	6.625	353	80.00	641
12/01/10	1	254,706.94	0.05%	5.625	354	80.00	777
02/01/11	1	95,750.66	0.02%	6.750	356	78.69	661
03/01/11	1	479,191.17	0.10%	6.875	357	80.00	621
04/01/11	5	947,652.32	0.20%	7.056	358	80.00	715
05/01/11	56	13,533,527.98	2.87%	7.370	359	78.64	664
06/01/11	1	72,000.00	0.02%	7.375	360	80.00	675
Total	1,869	471,736,575.81	100.00%	7.812	359	82.26	659